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                                                               EXHIBIT 99.(g)(5)

                                  [LOGO] BHP


NEWS RELEASE


                         BHP Completes Merger With Magma
                         -------------------------------

San Francisco, California--January 19, 1996--The Broken Hill Proprietary Company Limited announced today that its subsidiary complete its merger with Magma Copper Company on January 18, 1996.


Media inquiries:      Jay Rhodes, San Francisco      (415) 774 2449 (work)
                                                     (415) 567-3600 (home)

Investor inquiries:   Pierre Hirsch, San Francisco   (415) 774 2030 (work)